EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 21, 2015 in the Amendment No. 3 to the Registration Statement (File No. 333-201726) and related Prospectus of Guggenheim Defined Portfolios, Series 1287.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 21, 2015